                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (date of earliest event reported) March 9, 1994



                                LDI CORPORATION
- -----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                   0-15994                   31-1179824
- -----------------------------------------------------------------------------
(State or other                 (Commission                (IRS Employer
 jurisdiction)                  File Number)               Identification No.)


                One Cleveland Center, Cleveland, Ohio 44114
- ------------------------------------------------------------------------------
            (Address of principal executive offices)  (Zip Code)


        Registrant's telephone number including area code (216) 687-0100


                                Not Applicable
- -----------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

         ITEM 5. OTHER EVENTS. On March 9, 1994, LDI Corporation ("LDI") issued a press release which stated the following:

              LDI CORPORATION INITIATING STRATEGIC BUSINESS REVIEW

         CLEVELAND, OHIO--For release at 11:00 a.m. on March 9, 1994--LDI Corporation (NASDAQ:LDIC) today announced that it recently retained Bear, Steams & Co. to assist LDI's senior management in a comprehensive strategic business review of the Company. The objective of the review is to identify and recommend appropriate action for "non-core" business units, to evaluate the benefits of facilities consolidation, and to develop other measures to improve the Company's profitability. The overall process is designed to enhance shareholder value while maintaining LDI's solid liquidity position.

         In the first step of this process, the Company also announced that it has decided to exit the personal computer (PC) superstore segment of its business. The Company has retained an inventory management consultant, Great American Asset Managementflrlilco Trading Company, to assist in selling the inventory and managing the closing of its three personal computer superstores. LDI operates two superstores in the Greater Cleveland area and one in the Pittsburgh area. The superstore sales account for approximately 10 percent of the Company's total revenues, and 3 percent of its total assets.

         A spokesman for the consultant stated that the stores will remain open throughout the sale process. Robert S. Kendall, LDI chairman and chief executive officer, said, "When we entered the PC superstore business in late 1991, we saw an opportunity to secure a favorable regional position in retail personal computer sales. Since that time, new entrants and continued price erosion in the retail PC business have led us to conclude that the financial returns available in the retail market are no longer acceptable."

         The Company also announced that it would release its fourth quarter and full-year results for the periods ended January 31, 1994, in several weeks, and that such results would include the effects of actions taken in response to the strategic business review.

         LDI Corporation is a broadly based, technology integration company. The Company distributes and remarkets, through lease and sale transactions, a wide variety of information processing and communications equipment, including mainframe and mid-range computers, telecommunications systems, microcomputers, point-of-sale systems, local area networks, medical equipment and selected high-technology and other capital equipment. LDI also provides a comprehensive range of technical support services associated with such equipment, including engineering, system integration, network design, technology consulting, maintenance and refurbishment services.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            LDI CORPORATION

                                            By: /s/ Jerry E. Kish
                                                Executive Vice President and
                                                Chief Financial Officer

                                            Date:  March 18, 1994